Registration No. 333-________

As filed with the Securities and Exchange Commission on August 25, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGET CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1000 Nicollet Mall
Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

TARGET CORPORATION DDCP (2022 PLAN STATEMENT)
TARGET CORPORATION EDCP (2022 PLAN STATEMENT)
TARGET CORPORATION OFFICER EDCP (2023 PLAN STATEMENT)
(Full title of the plan)

Michael J. Fiddelke

Executive Vice President and

Chief Financial Officer

Target Corporation

1000 Nicollet Mall

Minneapolis, Minnesota 55403

(Name and address of agent for service)

(612) 304-6073
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Target Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional $200,000,000 of deferred compensation obligations in accordance with the terms and conditions of the Target Corporation DDCP (2022 Plan Statement) (previously titled the “Target Corporation Director Deferred Compensation Plan”), the Target Corporation EDCP (2022 Plan Statement) (previously titled the “Target Corporation Executive Deferred Compensation Plan”), and the Target Corporation Officer EDCP (2023 Plan Statement) (previously titled the “Target Corporation SMG Executive Deferred Compensation Plan”) (collectively, the “Plans”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plans (Registration Statement Nos. 333-30311, 333-75782, 333-112260, 333-131082 and 333-239155) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Target Corporation DDCP (2022 Plan Statement) (as amended and restated effective January 1, 2022) (filed as Exhibit (10)L to Target's Quarterly Report on Form 10-Q for the quarter ended October 30, 2021 and incorporated herein by reference).
4.2	Target Corporation Officer EDCP (2023 Plan Statement) (as amended and restated effective January 1, 2023) (filed as Exhibit 10.9 to Target’s Annual Report on Form 10-K for the year ended January 28, 2023 and incorporated herein by reference).
4.3	Target Corporation EDCP (2022 Plan Statement) (as amended and restated effective May 1, 2022).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Powers of Attorney.
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 25th day of August, 2023.

TARGET CORPORATION

By:	/s/ Michael J. Fiddelke
Michael J. Fiddelke
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 25th day of August, 2023 by the following persons in the capacities indicated:

/s/ Brian C. Cornell	Chair of the Board and Chief Executive Officer
Brian C. Cornell

/s/ Michael J. Fiddelke	Executive Vice President and Chief Financial Officer
Michael J. Fiddelke

/s/ Matthew A. Liegel	Senior Vice President, Chief Accounting Officer and Controller
Matthew A. Liegel

David P. Abney	)
Douglas M. Baker, Jr.	)
George S. Barrett	)
Gail K. Boudreaux	)
Robert L. Edwards	)
Donald R. Knauss	)	Directors*
Christine A. Leahy	)
Monica C. Lozano	)
Grace Puma	)
Derica W. Rice	)
Dmitri L. Stockton	)

* Michael J. Fiddelke, by signing his name hereto on the 25th day of August, 2023, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated.

/s/ Michael J. Fiddelke
Michael J. Fiddelke Attorney-in-fact